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                                                                Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Savings Plan Committee
The Gillette Company Employees' Savings Plan:


We consent to the incorporation by reference in registration statements Nos. 33-9495, 33-56218 and 33-59125 on Form S-8 of the Gillette Company Employees' Savings Plan of our report dated May 23, 1997, relating to the statements of net assets available for plan benefits of The Gillette Company Employees' Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 11-K of the Gillette Company Employees' Savings Plan.



                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP


Boston, Massachusetts
June 24, 1997